                                  EXHIBIT 11
                     FIRST TENNESSEE NATIONAL CORPORATION
                          PRIMARY EARNINGS PER SHARE
                     AND FULLY DILUTED EARNINGS PER SHARE


                                                                  Three Months Ended                      Nine Months Ended
                                                                     September 30                            September 30
                                                     --------------------------------------    -------------------------------------
Computation for Statements of Income:                       1995                 1994                1995                1994
--------------------------------------               -------------------    ---------------    -----------------    ---------------

Per statements of income (Thousands):
  Net income                                                    $43,830            $37,599             $119,190           $114,154
                                                     ===================    ===============    =================    ===============

Per statements of income:
  Weighted average shares outstanding                        33,465,059         34,002,397           33,935,982         34,206,231
                                                     ===================    ===============    =================    ===============

Primary earnings per share (a):
  Net income                                                    $  1.30            $  1.11             $   3.51           $   3.34
                                                     ===================    ===============    =================    ===============

Additional Primary computation
------------------------------

Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                            33,465,059         34,002,397           33,935,982         34,206,231
  Add dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock
    method)                                                     687,878            612,235              551,034            552,298
                                                     -------------------    ---------------    -----------------    ---------------
  Weighted average shares outstanding,
    as adjusted                                              34,152,937         34,614,632           34,487,016         34,758,529
                                                     ===================    ===============    =================    ===============

Primary earnings per share, as adjusted (b):
  Net income                                                      $1.28              $1.09                $3.46              $3.28
                                                     ===================    ===============    =================    ===============

Additional Fully Diluted Computation
--------------------------------------

Adjustment to weighted average share
  outstanding:
  Weighted average shares outstanding
    per primary computation above                            34,152,937         34,614,632           34,487,016         34,758,529
  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                                96,235                284               69,902             17,359
                                                     -------------------    ---------------    -----------------    ---------------
  Weighted average shares outstanding,
    as adjusted                                              34,249,172         34,614,916           34,556,918         34,775,888
                                                     ===================    ===============    =================    ===============

Fully diluted earnings per share, as adjusted (b):
  Net income                                                    $  1.28            $   1.09             $   3.45           $   3.28
                                                     ===================    ===============    =================    ===============

(a)  These figures agree with the related amounts in the statements of income.
(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.